News Release Questar Corporation 333 South State Street P.O. Box 45433 Salt Lake City, UT 84145-0433
Exhibit 99.1

July 30, 2014
(N)
NYSE:STR
14-15

Contact:    Tony Ivins
Business:    (801) 324-5218
Media:        Chad Jones
Business:    (801) 324-5495

QUESTAR REPORTS SECOND-QUARTER 2014 EARNINGS OF $40.3 MILLION
Second-quarter 2014 EBITDA up 12% over 2013
Maintains 2014 EPS guidance
SALT LAKE CITY - Questar Corporation (NYSE:STR) reported second-quarter 2014 net income of $40.3 million, or $0.23 per diluted share compared to second-quarter 2013 net income of $39.4 million, or $0.22 per diluted share. Earnings per diluted share for the quarter were up 5% compared to 2013. Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the quarter were up 12% to $137.3 million compared to $122.7 million in the year-ago period. Return on average common equity (ROE) was 18.7% for the 12 months ended June 30, 2014, excluding a $52.4 million after-tax impairment charge taken in the third quarter of 2013. Including the impairment charge, Questar’s ROE was 14.7%.

NET INCOME (LOSS) BY SUBSIDIARY

	3 Months Ended June 30,
	2014	2013	Change
	(in millions, except earnings per share)
Questar Gas	$(3.3)	$(1.2)	$(2.1)	(175%)
Wexpro	30.1	28.4	1.7	6%
Questar Pipeline	15.7	14.5	1.2	8%
Corporate and other	(2.2)	(2.3)	0.1	4%
Total net income	$40.3	$39.4	$0.9	2%
Earnings per diluted share	$0.23	$0.22	$0.01	5%
Average diluted shares	176.1	176.3	(0.2)	—%

ADJUSTED EBITDA BY SUBSIDIARY(a)

	3 Months Ended June 30,
	2014	2013	Change
	(in millions)
Questar Gas	$15.1	$15.9	$(0.8)	(5%)
Wexpro	76.4	63.0	13.4	21%
Questar Pipeline	45.0	43.5	1.5	3%
Corporate and other	0.8	0.3	0.5	167%
Total Adjusted EBITDA	$137.3	$122.7	$14.6	12%
(a) Management defines Adjusted EBITDA as net income (loss) before gains and losses from asset sales, interest expense, depreciation, depletion and amortization, abandonments and impairments, other special items and income taxes. See computations on the last page of the attached financial statements.

“On the heels of our strong first quarter, I am pleased to report that Questar's earnings per share were up for the second quarter,” said Ronald W. Jibson, Questar chairman, president and CEO. “Questar Gas posted a small seasonal net loss, typical for the second quarter. Wexpro posted a 6% increase in net income, while Questar Pipeline's income was up 8% compared to the second quarter of 2013. Adjusted EBITDA in the second quarter of 2014 also rose significantly. For the first six months of 2014, consolidated earnings per share and Adjusted EBITDA were up 11% and 12%, respectively, compared to last year. Given our strong year-to-date performance, we reiterate our confidence in our current 2014 earnings guidance range of $1.18 to $1.28 per diluted share.”
Recent highlights include:

•	Questar Gas reached an agreement, subject to final approval, to acquire the high-growth, 6,000-customer municipal gas distribution system from Eagle Mountain City, located southwest of Salt Lake City.

•	Questar Gas's customer growth rate was 1.6%, amounting to nearly 15,500 net new customers over the past 12 months.

•
Questar Gas invested $19.3 million in its infrastructure-replacement program in the quarter and $32.9 million for the first six months of 2014, up 24% and 29%, respectively, over the same periods in 2013.

•	Wexpro's investment base grew by 23% over the past 12 months to $674.5 million, up from $546.9 million last year. The increase included $103.7 million associated with the Trail acquisition.

•	Wexpro earned an 18.8% return on its average investment base for the 12 months ended June 30, 2014.

•	Questar Pipeline’s and Questar Gas’s Lake Side 2 expansion project went into service April 1, 2014.

•	Questar Fueling commenced construction on three new compressed natural gas (CNG) stations, including two in Dallas, Texas, and one in Kansas City, Kansas, in the second quarter.
 Questar Gas
Questar Gas reported a seasonal net loss of $3.3 million and generated $15.1 million of Adjusted EBITDA compared to a net loss of $1.2 million and Adjusted EBITDA of $15.9 million for the 2013 quarter. On a financial basis, Questar Gas earned a 9.9% ROE for the 12 months ended June 30, 2014. Questar Gas, because of the seasonal nature of its business, usually reports losses in the second and third quarter each year. Changes in Questar Gas margin (revenues less cost of gas sold) are summarized in the following table:
CHANGE IN QUESTAR GAS MARGIN

3 Months Ended June 30, 2014 vs. 2013
(in millions)
Customer growth	$0.7
Transportation service growth	1.4
Change in rates	(0.3)
Infrastructure-replacement cost recovery	(2.3)
Demand-side-management cost recovery	1.9
Alternative fuel tax credit	(0.6)
Recovery of gas-cost portion of bad-debt costs	0.3
Increase	$1.1
As of June 30, 2014, Questar Gas served over 953,800 customers, an increase of nearly 15,500 customers, or 1.6%, compared to 1.5% growth a year ago. New customers increased margin by $0.7 million for the quarter. Transportation service growth increased margin by $1.4 million from the addition of new transportation customers and higher demand at Rocky Mountain Power’s new and existing Lake Side power-generation facilities. The largest upward change in margin was from demand-side-management (DSM) cost-recovery revenues, which are offset by equivalent changes in the program's expenses. Combined operating and maintenance (O&M) and general and administrative (G&A) expenses, excluding DSM costs, were down 3% to $35 per customer for the three months ended June 30, 2014, compared to $36 a year earlier, primarily due to higher customer growth and continuing cost-containment efforts.
Questar Gas's safety and reliability-driven infrastructure-upgrade program continues to replace older large-diameter high-pressure pipe. Expenditures under this program are recovered via an infrastructure-cost-tracking mechanism that allows the investment in completed projects to be placed into rate base and earned on without going through a general rate case. In February of this year, the Public Service Commission of Utah issued an order that extended and enhanced the infrastructure-replacement-tracker program to include intermediate high-pressure belt mains. The recent order reset the recovery of costs under the infrastructure-upgrade program, resulting in $2.3 million lower margin in the quarter compared to the year-ago quarter. Going forward, the order allows recovery of up to $65 million annually, increased from $55 million. Questar Gas expects to spend the full $65 million allowed under the tracker in 2014, and to maintain annual replacement spending near that level for the next several years. The general rate case order, effective March 1, also authorized an allowed ROE of 9.85% and provided an annual revenue increase of $7.6 million, or 2.6%.
On May 1, 2014, Questar Gas filed a general rate case in Wyoming requesting an increase in revenues of $1.9 million and an authorized return on equity of 10.05%. Hearings are expected to begin in the fourth quarter of 2014. Any resulting rate changes would be effective March 1, 2015.
Questar Gas agrees to acquire municipal gas distribution assets
In June, Questar Gas reached an agreement with Eagle Mountain City to purchase the municipality’s natural gas system, contingent on meeting the purchase-agreement terms and final approvals. The gas system is about 15 years old and consists of six miles of steel high-pressure pipeline and 120 miles of intermediate high-pressure main lines and service lines. The purchase is expected to be completed by the beginning of 2015.
“We’re pleased to have this agreement with Eagle Mountain,” said Craig Wagstaff, Questar Gas executive vice president and COO. “Located southwest of Salt Lake City, this municipal natural gas system serves more than 6,000 homes in one of Utah’s fastest-growing areas. The purchase will provide Questar Gas with operational advantages and a competitive return on our investment.”
Wexpro
Wexpro's second-quarter 2014 net income rose 6% to $30.1 million, compared to $28.4 million in the second quarter of 2013. Adjusted EBITDA grew 21% to $76.4 million in the current quarter versus $63.0 million last year. Wexpro's total investment base at quarter-end was $674.5 million, 23% higher than the year-ago quarter-end. The increase was due to investment in commercial wells and the addition of the Trail acquisition properties to the investment base in the first quarter of 2014. Wexpro earned an 18.8% after-tax return on its average total investment base for the 12 months ended June 30, 2014. This included a 19.6% return on the original Wexpro investment base and an 8.4% return on the recently acquired assets in the Wexpro II investment base. The 1981 Wexpro Agreement with the states of Utah and Wyoming allows Wexpro to recover its costs and earn an unlevered after-tax return of about 20% on its average investment base. The Wexpro II Agreement, approved in 2013, allows Wexpro to make acquisitions of energy-development properties and earn the utility’s cost of capital, currently 8.4%, on the cost of approved acquisitions. Subsequent successful development spending on those acquisitions will earn the same 20% return as under the original 1981 Wexpro Agreement.
Wexpro produced 17.7 Bcf of cost-of-service gas for Questar Gas in the second quarter of 2014, up 20% from 14.8 Bcf in the year-ago quarter. Cost-of-service production for the year-to-date and trailing 12 months ended June 30, 2014, amounted to 36.2 Bcf and 65.2 Bcf, respectively, compared to 30.2 Bcf and 58.4 Bcf over the same periods in 2013. Wexpro's natural gas production currently provides over 60% of the utility's annual gas-supply requirements. Revenues from oil and natural gas liquids (NGL) sales decreased 13% in the quarter compared to the same period in 2013 due to lower production volumes. These revenues are shared with Questar Gas customers after production expenses and the allowed returns are covered. A summary of changes in Wexpro's investment base is provided below:
CHANGE IN WEXPRO INVESTMENT BASE

12 Months Ended June 30, 2014
(in millions)
Beginning investment base	$546.9
Property acquisitions	103.7
Successful development wells	132.0
Depreciation, depletion and amortization	(93.6)
Change in deferred income taxes	(14.5)
Ending investment base	$674.5
Wexpro's revenues were up 24% in the second quarter of 2014, reflecting the impact of the Trail acquisition. Operating and maintenance expenses were down 3% in the second quarter of 2014, primarily due to lower water-disposal and workover expenses. Other operating expenses, such as production taxes and depreciation, were higher due to the addition of the Trail assets. In the second quarter, Wexpro also recorded a $2 million abandonment and impairment charge for its share of the remaining investment in the Brady field, which has reached the end of its productive life.
Wexpro continues to look for opportunities to acquire additional development properties that fit the cost-of-service model in the Wexpro II Agreement. Wexpro plans to spend an average of $50 million annually on acquisitions that can provide long-lived and low-cost natural gas production. The opportunity for Wexpro to acquire and develop such properties located close to Questar’s utility markets can provide significant long-term benefits to both customers and shareholders. Future acquisitions and their subsequent development as cost-of-service properties will help insure the long-term growth of Wexpro’s investment base and earnings beyond the productive life of the company’s current properties.
Questar Pipeline
Questar Pipeline’s second-quarter 2014 net income increased 8% to $15.7 million, compared to $14.5 million a year ago. Questar Pipeline generated $45.0 million of Adjusted EBITDA in the second quarter and earned a 10.2% ROE for the 12 months ended June 30, 2014, excluding the $52.4 million after-tax non-cash impairment charge from 2013. The growth in net income was primarily due to lower employee-related costs and improved earnings from renegotiated processing agreements. Depreciation and amortization expenses were down due to lower property, plant and equipment levels compared to a year ago. Questar Pipeline's combined O&M and G&A costs were down 2% for the recent quarter when compared to the same quarter in 2013. A summary of changes in Questar Pipeline revenues is provided below:
CHANGE IN QUESTAR PIPELINE REVENUES

3 Months Ended June 30, 2014 vs. 2013
(in millions)
Transportation	$0.3
Storage	—
NGL sales	—
Energy services	(0.1)
Other	0.9
Increase	$1.1

At June 30, 2014, Questar Pipeline held net firm-transportation contracts totaling 5,060 thousand decatherms (Mdth) per day, up slightly from 5,028 Mdth per day at June 30, 2013. Revenues were up about 2% for the quarter and included the addition of transportation revenues from the Lake Side 2 expansion project. Storage, NGL sales, and energy services revenues remained steady in the second quarter of 2014 compared to the same period in 2013. Other revenues increased by $0.9 million, primarily reflecting receipt of incentive payments under revised processing agreements to manage gas interchangeability on Questar Pipeline’s system.
Questar Pipeline’s Inland California Express project update
Questar Pipeline and its partner, a unit of Spectra Energy, are continuing development work on the Inland California Express (ICE) project to potentially recommission the western segment of Southern Trails Pipeline to transport crude oil. The western segment extends 96 miles from Whitewater to Long Beach, California. The project would include the development of a rail terminal to offload up to 120,000 barrels per day of crude into the pipeline for delivery to refineries in Southern California. Preliminary environmental survey work has been completed on the existing pipeline corridor, preliminary engineering is underway on preferred unloading terminal sites and city, county, state and federal agency meetings have been conducted. The partners continue to market the project and are currently working with refiners to outline the general framework for potential service agreements. It is anticipated that over the next several months a preferred unloading terminal site will be selected, preliminary engineering will be complete and conditional land-use applications will be submitted to maintain an early-2017 in-service schedule.
Questar Fueling
Questar Fueling Company is evolving into a leader in the development of high-capacity fast-fill and time-fill CNG-fueling stations for trucking fleet operators and motorists who drive natural gas vehicles. Facilities in Houston, Texas, and Topeka, Kansas, are currently operating. During the second quarter of 2014, Questar Fueling began construction on three new fueling sites, two in Dallas, Texas, and one in Kansas City, Kansas. Additional locations are in various stages of development in the states of Arizona, California, Connecticut, Nevada, Texas and Utah. Questar continues to see significant long-term growth potential for the use of natural gas for transportation and expects to spend about $25 million annually to develop high-capacity CNG fueling facilities.

Corporate and other
Corporate and other operations, which include Questar Fueling, reported a net loss of $2.2 million in the second quarter of 2014, compared to a net loss of $2.3 million in the second quarter of 2013. Questar Fueling represented about $0.3 million of that loss in the recent quarter.
2014 EPS and capital guidance
    Questar maintained its 2014 EPS guidance range at $1.18 to $1.28 per diluted share. Questar also updated its 2014 capital investment forecast. Consolidated capital investment for 2014 was reduced from $440 million to $400 million. The change reflects the delay of $40 million of Questar Pipeline's capital spending. Full year capital spending has been allocated to its lines of business as follows:
CAPITAL INVESTMENT FORECAST

2014 Forecast
(in millions)
Questar Gas	$190
Wexpro	100
Questar Pipeline	80
Corporate and other	30
Total	$400
“We have had a strong first half of 2014 and expect to deliver solid performance for the full year,” Jibson said. “We remain confident in our integrated strategy to deliver consistent growth and returns to shareholders. Questar Gas's customer growth and capital spending should remain strong for many years. This, together with Wexpro’s acquisition and development activities, Questar Pipeline's continuing development of future growth projects, such as ICE, and Questar Fueling’s evolution as a major player in the new CNG-fueling-for-trucking market bode well for Questar's future growth. We will continue to invest for the long-term and strive to provide exceptional service to our customers and superior returns for our shareholders year after year."
Second-Quarter 2014 earnings teleconference
Questar management will discuss second-quarter 2014 results and the outlook for the remainder of 2014 in a conference call with investors Thursday, July 31, beginning at 9:30 a.m. ET. The call can be accessed on the company website at www.questar.com.

About Questar Corporation

Questar is a Rockies-based integrated natural gas company with an enterprise value of about $5.6 billion, operating through three principal subsidiaries:

•	Questar Gas Company provides retail natural gas distribution in Utah, Wyoming and Idaho;

•	Wexpro Company develops and produces natural gas from cost-of-service reserves for Questar Gas customers; and

•	Questar Pipeline Company operates interstate natural gas pipelines and storage facilities in the western U.S. and provides other energy services.
Forward-Looking Statements

This document may contain or incorporate by reference information that includes or is based upon "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Any or all forward-looking statements may turn out to be wrong. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to the following:

•	the risk factors discussed in Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2013;

•	general economic conditions, including the performance of financial markets and interest rates;

•	changes in energy commodity prices;

•	changes in industry trends;

•	actions of regulators;

•	changes in laws or regulations; and

•	other factors, most of which are beyond Questar's control.

Questar undertakes no obligation to publicly correct or update the forward-looking statements in this document, in other documents, or on the website to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.
# # #

For more information, visit Questar's website at www.questar.com.

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended		6 Months Ended		12 Months Ended
	June 30,		June 30,		June 30,
	2014	2013	2014	2013	2014	2013
	(in millions, except per-share amounts)
REVENUES
Questar Gas	$145.0	$140.1	$541.3	$558.4	$968.1	$921.9
Wexpro	7.8	8.5	20.1	18.8	46.4	37.6
Questar Pipeline	48.1	47.0	96.1	95.3	190.3	197.8
Other	0.4	—	0.7	—	0.9	—
Total Revenues	201.3	195.6	658.2	672.5	1,205.7	1,157.3

OPERATING EXPENSES
Cost of sales (excluding operating expenses shown separately)	(24.3)	(7.3)	123.9	192.4	217.4	243.5
Operating and maintenance	41.2	37.6	96.9	85.8	185.4	170.2
General and administrative	30.5	32.0	62.0	65.8	117.2	127.6
Retirement incentive	—	—	—	—	—	4.9
Production and other taxes	18.7	14.7	36.6	30.0	64.0	51.0
Depreciation, depletion and amortization	56.8	47.5	112.1	96.0	210.9	187.9
Abandonment and impairment	2.0	—	2.0	—	82.6	—
Total Operating Expenses	124.9	124.5	433.5	470.0	877.5	785.1
Net gain (loss) from asset sales	0.1	0.1	0.1	0.1	(0.2)	2.6
OPERATING INCOME	76.5	71.2	224.8	202.6	328.0	374.8
Interest and other income	1.2	3.1	3.0	6.1	6.8	9.1
Income from unconsolidated affiliate	0.9	1.0	1.8	1.9	3.6	3.8
Interest expense	(15.8)	(14.3)	(31.6)	(28.8)	(59.7)	(56.9)
INCOME BEFORE INCOME TAXES	62.8	61.0	198.0	181.8	278.7	330.8
Income taxes	(22.5)	(21.6)	(72.6)	(69.5)	(104.4)	(120.9)
NET INCOME	$40.3	$39.4	$125.4	$112.3	$174.3	$209.9

EARNINGS PER COMMON SHARE
Basic	$0.23	$0.22	$0.71	$0.64	$0.99	$1.20
Diluted	0.23	0.22	0.71	0.64	0.99	1.19
Weighted-average common shares outstanding
Used in basic calculation	175.8	175.5	175.7	175.4	175.7	175.3
Used in diluted calculation	176.1	176.3	176.1	176.2	176.1	176.1
Dividends per common share	$0.19	$0.18	$0.37	$0.35	$0.73	$0.69

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	3 Months Ended		6 Months Ended		12 Months Ended
	June 30,		June 30,		June 30,
	2014	2013	2014	2013	2014	2013
	(in millions)
Net income	$40.3	$39.4	$125.4	$112.3	$174.3	$209.9
Other comprehensive income (loss):
Pension and other postretirement benefits	4.5	7.9	8.8	15.7	161.9	(30.5)
Interest rate cash flow hedge amortization	0.1	0.1	0.3	0.3	0.5	0.5
Change in fair value of long-term investment	—	(0.1)	—	(0.1)	—	—
Income taxes	(1.8)	(3.0)	(3.6)	(6.0)	(62.3)	11.4
Net other comprehensive income (loss)	2.8	4.9	5.5	9.9	100.1	(18.6)
COMPREHENSIVE INCOME	$43.1	$44.3	$130.9	$122.2	$274.4	$191.3

QUESTAR CORPORATION
OPERATIONS BY LINE OF BUSINESS
(Unaudited)

	3 Months Ended		6 Months Ended		12 Months Ended
	June 30,		June 30,		June 30,
	2014	2013	2014	2013	2014	2013
	(in millions)
Revenues from Unaffiliated Customers
Questar Gas	$145.0	$140.1	$541.3	$558.4	$968.1	$921.9
Wexpro	7.8	8.5	20.1	18.8	46.4	37.6
Questar Pipeline	48.1	47.0	96.1	95.3	190.3	197.8
Other	0.4	—	0.7	—	0.9	—
Total	$201.3	$195.6	$658.2	$672.5	$1,205.7	$1,157.3

Revenues from Affiliated Companies
Questar Gas	$—	$0.1	$—	$0.4	$0.2	$1.1
Wexpro	94.9	74.3	184.0	147.1	331.7	285.9
Questar Pipeline	17.7	17.7	37.0	37.2	76.5	74.8
Total	$112.6	$92.1	$221.0	$184.7	$408.4	$361.8

Operating Income (Loss)
Questar Gas	$0.3	$2.2	$70.1	$66.5	$105.5	$96.1
Wexpro	45.8	41.4	94.3	81.2	180.8	162.4
Questar Pipeline	30.4	28.1	60.5	58.3	37.7	119.7
Corporate and other	—	(0.5)	(0.1)	(3.4)	4.0	(3.4)
Total	$76.5	$71.2	$224.8	$202.6	$328.0	$374.8

Net Income (Loss)
Questar Gas	$(3.3)	$(1.2)	$36.3	$35.8	$53.3	$50.3
Wexpro	30.1	28.4	61.9	54.7	117.8	108.5
Questar Pipeline	15.7	14.5	31.4	30.3	9.3	62.3
Corporate and other	(2.2)	(2.3)	(4.2)	(8.5)	(6.1)	(11.2)
Total	$40.3	$39.4	$125.4	$112.3	$174.3	$209.9

QUESTAR CORPORATION
SELECTED OPERATING STATISTICS
(Unaudited)

	3 Months Ended		6 Months Ended		12 Months Ended
	June 30,		June 30,		June 30,
	2014	2013	2014	2013	2014	2013
QUESTAR GAS
Natural gas volumes (MMdth)
Residential and commercial sales	14.5	15.1	58.4	68.2	105.1	107.4
Industrial sales	1.0	0.9	2.1	2.1	4.4	4.4
Transportation for industrial customers	18.1	12.7	38.6	29.6	73.5	61.2
Total industrial	19.1	13.6	40.7	31.7	77.9	65.6
Total deliveries	33.6	28.7	99.1	99.9	183.0	173.0

Natural gas revenue (per dth)
Residential and commercial sales	$8.61	$8.14	$8.58	$7.66	$8.46	$7.91
Industrial sales	6.35	6.47	6.48	6.15	6.64	6.25
Transportation for industrial customers	0.24	0.25	0.22	0.22	0.22	0.21
Colder (warmer) than normal temperatures	(16%)	(8%)	(16%)	13%	(9%)	—%
Temperature-adjusted usage per customer (dth)	17.2	16.3	67.2	63.9	111.3	105.9
Customers at June 30, (thousands)	954	938

WEXPRO
Production volumes
Natural gas - cost-of-service deliveries (Bcf)	17.7	14.8	36.2	30.2	65.2	58.4
Natural gas - sales (Bcf)	0.1	—	0.5	—	1.9	—
Oil and NGL (Mbbl)	143	146	309	311	615	657
Natural gas average sales price (per Mcf)	$3.82	$—	$4.49	$—	$3.96	$—
Oil and NGL average sales price (per bbl)	$89.42	$82.64	$86.77	$82.94	$87.17	$80.08
Investment base at June 30, (in millions)	$674.5	$546.9

QUESTAR PIPELINE
Natural gas transportation volumes (MMdth)
For unaffiliated customers	188.1	190.0	357.8	371.8	739.4	777.9
For Questar Gas	17.8	14.8	64.0	66.7	116.8	107.6
Total transportation	205.9	204.8	421.8	438.5	856.2	885.5

Transportation revenue (per dth)	$0.23	$0.23	$0.23	$0.22	$0.23	$0.22
Net firm-daily transportation demand at June 30, (Mdth)	5,060	5,028
Natural gas processing
NGL sales (Mbbl)	37	38	69	85	147	206
NGL average sales price (per bbl)	$57.99	$53.29	$59.91	$58.48	$59.73	$57.30

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	June 30,	December 31,
	2014	2013	2013
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents	$—	$—	$16.0
Accounts receivable, net	72.5	86.5	123.8
Unbilled gas accounts receivable	15.4	12.4	93.4
Inventories	54.2	45.5	63.7
Current regulatory assets	59.0	36.0	35.8
Prepaid expenses and other	9.6	9.8	9.5
Deferred income taxes - current	14.5	17.2	9.7
Total Current Assets	225.2	207.4	351.9
Property, Plant and Equipment	5,789.9	5,492.7	5,674.7
Accumulated depreciation, depletion and amortization	(2,158.4)	(2,039.8)	(2,071.7)
Net Property, Plant and Equipment	3,631.5	3,452.9	3,603.0
Investment in unconsolidated affiliate	25.0	25.9	25.6
Noncurrent regulatory and other assets	69.5	69.9	73.8
TOTAL ASSETS	$3,951.2	$3,756.1	$4,054.3

LIABILITIES AND COMMON SHAREHOLDERS' EQUITY
Current Liabilities
Checks outstanding in excess of cash balances	$0.9	$0.5	$—
Short-term debt	177.0	206.0	276.0
Accounts payable and accrued expenses	208.5	186.5	264.8
Current regulatory liabilities	13.6	8.0	14.1
Current portion of long-term debt and capital lease obligation	0.9	2.8	0.9
Total Current Liabilities	400.9	403.8	555.8
Long-term debt and capital lease obligation, less current portion	1,284.0	1,136.9	1,285.5
Deferred income taxes	711.0	667.4	707.2
Noncurrent regulatory and other liabilities	285.8	446.3	307.0
COMMON SHAREHOLDERS' EQUITY
Common Shareholders' Equity	1,269.5	1,101.7	1,198.8
TOTAL LIABILITIES AND COMMON SHAREHOLDERS' EQUITY	$3,951.2	$3,756.1	$4,054.3

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	6 Months Ended
	June 30,
	2014	2013
	(in millions)
OPERATING ACTIVITIES
Net income	$125.4	$112.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	116.4	99.5
Deferred income taxes	(4.6)	53.7
Abandonment and impairment	2.0	—
Share-based compensation	6.0	8.3
Net (gain) from asset sales	(0.1)	(0.1)
(Income) from unconsolidated affiliate	(1.8)	(1.9)
Distributions from unconsolidated affiliate and other	2.9	3.0
Changes in operating assets and liabilities	37.6	62.8
NET CASH PROVIDED BY OPERATING ACTIVITIES	283.8	337.6

INVESTING ACTIVITIES
Property, plant and equipment	(134.4)	(192.9)
Cash used in disposition of assets	(1.7)	(2.2)
Proceeds from disposition of assets	0.8	0.5
NET CASH USED IN INVESTING ACTIVITIES	(135.3)	(194.6)

FINANCING ACTIVITIES
Common stock	(1.9)	(1.3)
Change in short-term debt	(99.0)	(57.0)
Checks outstanding in excess of cash balances	0.9	0.5
Long-term debt and capital lease obligation repaid	(0.5)	(40.3)
Long-term debt issuance costs	—	(1.7)
Dividends paid	(65.0)	(61.4)
Tax benefits from share-based compensation	1.0	1.4
NET CASH USED IN FINANCING ACTIVITIES	(164.5)	(159.8)
Change in cash and cash equivalents	(16.0)	(16.8)
Beginning cash and cash equivalents	16.0	16.8
Ending cash and cash equivalents	$—	$—

QUESTAR CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide alternative methods for assessing the Company's ongoing operating results. The Company's management uses these non-GAAP financial measures for the same purposes, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures calculated in accordance with GAAP.

1. Management believes that net income, diluted earnings per common share and return on average common equity (ROE) before the third-quarter 2013 impairment of the eastern segment of Questar Pipeline's Southern Trails Pipeline are useful measures to assess ongoing results of operations because of the impairment charge's infrequent and nonrecurring nature.

The following table reconciles GAAP net income and diluted earnings per common share to non-GAAP adjusted earnings and diluted earnings per common share before the third-quarter 2013 impairment of the eastern segment of Southern Trails Pipeline for the 12 months ended June 30, 2014. The table also reconciles GAAP ROE to non-GAAP adjusted ROE before the impairment charge for the same period.

	Questar Consolidated	Questar Pipeline
	12 Months Ended
	June 30, 2014
	(in millions, except EPS)
Net income [1]	$174.3	$9.3
Asset impairment charge	80.6	80.6
Income taxes on asset impairment charge	(28.2)	(28.2)
After-tax asset impairment charge	52.4	52.4
Adjusted earnings before asset impairment charge [2]	$226.7	$61.7

EARNINGS PER COMMON SHARE
Diluted earnings per share	$0.99
Diluted loss per share attributable to asset impairment	0.29
Adjusted diluted earnings per share before asset impairment	$1.28
Weighted-average common shares outstanding
Used in diluted calculation	176.1

Return on Average Common Equity
Average common shareholders' equity [3]	$1,185.6	$579.1
Change in average shareholders' equity attributable to asset impairment	26.2	26.2
Average common shareholders' equity before asset impairment [4]	$1,211.8	$605.3

Return on average common equity [1] ÷ [3]	14.7%	1.6%
Change in ROE attributable to asset impairment charge	4.0%	8.6%
Adjusted ROE before asset impairment charge [2] ÷ [4]	18.7%	10.2%

2. Management defines Adjusted EBITDA as net income (loss) before the following items: interest expense, income taxes, depreciation, depletion and amortization, net gain or loss from asset sales, abandonments and impairments, and other special items. Management believes Adjusted EBITDA is an important measure of the Company's financial performance and a key measure for comparing results to other companies.

The following table reconciles Questar's net income (loss) to Adjusted EBITDA for the three months ended June 30, 2014:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$40.3	$(3.3)	$30.1	$15.7	$(2.2)
Interest expense	15.8	7.0	—	6.6	2.2
Income taxes	22.5	(2.1)	15.8	9.1	(0.3)
Depreciation, depletion and amortization	56.8	13.6	28.5	13.6	1.1
Net (gain) from asset sales	(0.1)	(0.1)	—	—	—
Abandonment and impairment	2.0	—	2.0	—	—
Adjusted EBITDA	$137.3	$15.1	$76.4	$45.0	$0.8

The following table reconciles Questar's net income (loss) to Adjusted EBITDA for the three months ended June 30, 2013:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$39.4	$(1.2)	$28.4	$14.5	$(2.3)
Interest expense	14.3	5.6	—	6.5	2.2
Income taxes	21.6	(0.9)	14.6	8.4	(0.5)
Depreciation, depletion and amortization	47.5	12.4	20.1	14.1	0.9
Net (gain) from asset sales	(0.1)	—	(0.1)	—	—
Adjusted EBITDA	$122.7	$15.9	$63.0	$43.5	$0.3

The following table reconciles Questar's net income (loss) to Adjusted EBITDA for the six months ended June 30, 2014:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$125.4	$36.3	$61.9	$31.4	$(4.2)
Interest expense	31.6	14.1	—	13.1	4.4
Income taxes	72.6	22.3	32.8	18.2	(0.7)
Depreciation, depletion and amortization	112.1	26.8	55.8	27.2	2.3
Net (gain) from asset sales	(0.1)	(0.1)	—	—	—
Abandonment and impairment	2.0	—	2.0	—	—
Adjusted EBITDA	$343.6	$99.4	$152.5	$89.9	$1.8

The following table reconciles Questar's net income (loss) to Adjusted EBITDA for the six months ended June 30, 2013:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$112.3	$35.8	$54.7	$30.3	$(8.5)
Interest expense	28.8	11.4	—	13.0	4.4
Income taxes	69.5	21.8	29.3	17.5	0.9
Depreciation, depletion and amortization	96.0	24.5	41.5	28.2	1.8
Net (gain) from asset sales	(0.1)	—	(0.1)	—	—
Adjusted EBITDA	$306.5	$93.5	$125.4	$89.0	$(1.4)